                          AGREEMENT AND PLAN OF MERGER

                           dated as of July 29, 1996,

                                      among

                        Novametrix Medical Systems Inc.,

                          Novametrix Acquisition Corp.,

                                       and

                              Andros Holdings Inc.

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                                TABLE OF CONTENTS

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ARTICLE I.     THE MERGER....................................................  1

     SECTION 1.01  The Merger................................................  1
     SECTION 1.02  Conversion of Shares......................................  2
     SECTION 1.03  Surrender and Payment.....................................  3
     SECTION 1.04  Stock Options, Equity Units and
                   Warrants.  ...............................................  4
     SECTION 1.05  Fractional Shares.........................................  6
     SECTION 1.06  Limited Antidilution Rights...............................  7

ARTICLE II.    THE SURVIVING CORPORATION AND
               NOVAMETRIX....................................................  9

     SECTION 2.01  Certificate of Incorporation..............................  9
     SECTION 2.02  Bylaws....................................................  9
     SECTION 2.03  Directors and Officers....................................  9

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY....................................................... 10

     SECTION 3.01  Corporate Existence and Power............................. 10
     SECTION 3.02  Corporate Authorization................................... 10
     SECTION 3.03  Governmental Authorization................................ 11
     SECTION 3.04  Non-Contravention......................................... 11
     SECTION 3.05  Capitalization............................................ 11
     SECTION 3.06  Subsidiaries.............................................. 12
     SECTION 3.07  SEC Filings............................................... 13
     SECTION 3.08  Financial Statements...................................... 14
     SECTION 3.09  Proxy Statement........................................... 14
     SECTION 3.10  Absence of Certain Changes................................ 14
     SECTION 3.11  No Undisclosed Material
                   Liabilities............................................... 16
     SECTION 3.12  Litigation................................................ 17
     SECTION 3.13  Taxes..................................................... 17
     SECTION 3.14  ERISA..................................................... 18
     SECTION 3.15  Compliance with Laws...................................... 20
     SECTION 3.16  Finders' Fees............................................. 20
     SECTION 3.17  Vote Requred.............................................. 21
     SECTION 3.18  Intellectual Property..................................... 21
     SECTION 3.19  Permits; Company Products;
                   Regulation................................................ 21
     SECTION 3.20  Section 203 of the Delaware Law........................... 24


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                                                                            Page
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ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF
               NOVAMETRIX.................................................... 24

     SECTION 4.01  Corporate Existence and Power............................. 24
     SECTION 4.02  Corporate Authorization................................... 25
     SECTION 4.03  Governmental Authorization................................ 25
     SECTION 4.04  Non-Contravention......................................... 25
     SECTION 4.05  Capitalization............................................ 26
     SECTION 4.06  Subsidiaries.............................................. 27
     SECTION 4.07  SEC Filings............................................... 27
     SECTION 4.08  Financial Statements...................................... 28
     SECTION 4.09  Absence of Certain Changes................................ 28
     SECTION 4.10  No Undisclosed Material
                   Liabilities............................................... 30
     SECTION 4.11  Litigation................................................ 31
     SECTION 4.12  Taxes..................................................... 31
     SECTION 4.13  ERISA..................................................... 31
     SECTION 4.14  Compliance with Laws...................................... 33
     SECTION 4.15  Finders' Fees............................................. 34
     SECTION 4.16  Opinion of Financial Advisor.............................. 34
     SECTION 4.17  Vote Required............................................. 34
     SECTION 4.18  Intellectual Property..................................... 34
     SECTION 4.19  Permits; Company Products;
                   Regulation................................................ 35
     SECTION 4.20  Rights Agreement; Delaware Section
                   203; Charter Supermajority
                   Provisions; Warrant Antidilution.......................... 37
     SECTION 4.21  Proxy Statement........................................... 38

ARTICLE V.     COVENANTS OF THE COMPANY...................................... 38

     SECTION 5.01  Conduct of the Company.................................... 38
     SECTION 5.02  Access to Information..................................... 40
     SECTION 5.03  Other Offers.............................................. 40
     SECTION 5.04  Notices of Certain Events................................. 41
     SECTION 5.05  Affiliates................................................ 42

ARTICLE VI.    COVENANTS OF NOVAMETRIX....................................... 42

     SECTION 6.01  Conduct of Novametrix..................................... 42
     SECTION 6.02  Access to Information..................................... 44
     SECTION 6.03  Other Offers.............................................. 44
     SECTION 6.04  Obligations of Merger Subsidiary.......................... 45
     SECTION 6.05  Director and Officer Liability............................ 45
     SECTION 6.06  Inclusion in Nasdaq National
                   Market.................................................... 46
     SECTION 6.07  Notice of Certain Events.................................. 46


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                                                                            Page
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ARTICLE VII.   COVENANTS OF NOVAMETRIX AND THE COMPANY....................... 46

     SECTION 7.01  Best Efforts.............................................. 46
     SECTION 7.02  Certain Filings........................................... 47
     SECTION 7.03  Public Announcements...................................... 47
     SECTION 7.04  Further Assurances........................................ 47
     SECTION 7.05  Stockholder Meeting....................................... 48
     SECTION 7.06  Preparation of the Proxy Statement........................ 48

ARTICLE VIII.  CONDITIONS TO THE MERGER...................................... 48

     SECTION 8.01  Conditions to the Obligations of
                   Each Party................................................ 48
     SECTION 8.02  Conditions to the Obligations of
                   Novametrix and Merger Subsidiary.......................... 50
     SECTION 8.03  Conditions to the Obligations of
                   the Company............................................... 51

ARTICLE IX.  TERMINATION..................................................... 52

     SECTION 9.01  Termination............................................... 52
     SECTION 9.02  Effect of Termination..................................... 53
     SECTION 9.03  Fees and Expenses......................................... 53

ARTICLE X.   MISCELLANEOUS................................................... 55

    SECTION 10.01  Notices................................................... 55
    SECTION 10.02  Amendments; No Waivers.................................... 56
    SECTION 10.03  Successors and Assigns.................................... 56
    SECTION 10.04  Governing Law............................................. 57
    SECTION 10.05  Counterparts; Effectiveness............................... 57
    SECTION 10.06  Entire Agreement.......................................... 57



                                      -iii-
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of July 29, 1996, among Andros Holdings Inc., a Delaware corporation (the "Company"), Novametrix Medical Systems Inc., a Delaware corporation ("Novametrix"), and Novametrix Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novametrix (the "Merger Subsidiary").

                  WHEREAS, the Boards of Directors of Novametrix, the Merger Subsidiary and the Company have approved this Agreement and the Merger (as defined below); and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

                  SECTION 1.01 The Merger. (a) At the Effective Time (as defined in Section 1.01(b)), the Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of the Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                  (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and the Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The closing of the Merger will take place at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

                  (c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and the Merger Subsidiary, all as provided under Delaware Law.

                  SECTION 1.02  Conversion of Shares.  At the Effective Time:

                  (a) each outstanding share of common stock, par value $.01 per share (the "Shares"), of the Company held by the Company as treasury stock or owned by Novametrix or any subsidiary of Novametrix immediately prior to the Effective Time shall be cancelled, and no payment (whether in cash, shares of Novametrix' common stock, par value $.01 per share (the "Novametrix Common Stock"), or other consideration) shall be made with respect thereto;

                  (b) each share of common stock, par value $.01 per share, of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                  (c) except as otherwise provided in Section 1.02(a), each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) that number (the "Exchange Number") of fully paid and nonassessable shares of Novametrix Common Stock equal to (x) .8181818 multiplied by the number of shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (assuming conversion of all then outstanding shares of preferred stock, $1.00 par value (the "Novametrix Preferred Stock"), of Novametrix) divided by (y) the number of Shares outstanding immediately prior to the Effective Time (assuming the exercise in full of all then outstanding Company Options and Company Warrants (each as hereinafter defined)), computed to four decimal places and (ii) one Right (as defined in Section 1.06 hereof) (such Right together with the Exchange Number of shares of Novametrix Common Stock are hereinafter referred to as the "Merger Consideration").

                  SECTION 1.03 Surrender and Payment. (a) Each holder of Shares that have been converted into a right to receive Novametrix Common Stock, upon surrender to Novametrix of a certificate or certificates representing such Shares, will be entitled to receive in exchange therefor (i) that number of whole shares of Novametrix Common Stock which such holder has the right to receive pursuant to Section 1.02, (ii) that number of Rights which such holder has the right to receive pursuant to Section 1.02 and (iii) cash in lieu of fractional shares of Novametrix Common Stock which such holder has the right to receive pursuant to Section 1.05, and the certificate or certificates for the Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of Novametrix Common Stock as contemplated by this
Section 1.03 and Section 1.05.

                  (b) If any shares of Novametrix Common Stock are to be issued to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to Novametrix any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Shares or establish to the satisfaction of Novametrix that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (c) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided for, and in accordance with the procedures set forth, in this Article I.

                  (d) Notwithstanding the foregoing, Novametrix shall not be liable to any holder of Shares for any amount paid, or any shares of Novametrix Common Stock or Rights delivered, to a public official pursuant to applicable
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                                                                               4

abandoned property laws. Any shares of Novametrix Common Stock or any Rights or other amounts remaining unclaimed by holders of Shares six months after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Novametrix free and clear of any claims or interest of any Person previously entitled thereto.

                  (e) The Surviving Corporation shall be entitled to deduct and withhold from the cash, if any, payable in lieu of fractional shares otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (f) No dividends or other distributions on shares of Novametrix Common Stock shall be paid to the holder of any unsurrendered certificates representing Shares until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the shares of Novametrix Common Stock into which such Shares were converted are registered, all dividends and other distributions paid in respect of such Novametrix Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

                  SECTION 1.04 Stock Options, Equity Units and Warrants. (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Option") issued pursuant to the Stock Option Plan of the Company (the "Company Stock Option Plan"), whether vested or unvested, shall be assumed by Novametrix. Each Company Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, (i) (x) the same number of whole shares of Novametrix Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective
Time and (y) a number of Rights equal to the number of Rights which the holder of such Company Option would have been entitled to receive pursuant to the
Merger had such holder exercised such option in full
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                                                                               5

immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Company Option; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such Company Option and the terms and conditions of exercise of such Company Option shall be determined in order to comply with Section 424(a) of the Code. No additional consideration shall be required to be paid with respect to the Rights. Any partial exercise of a Company Option shall result in a proportional issuance of the Rights subject to such Company Option. As soon as practicable after the Effective Time, Novametrix shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights with respect to such Company Options pursuant to the Company Stock Option Plan and the certificates evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.04(a) after giving effect to the Merger and the assumption by Novametrix as set forth above). Novametrix shall comply with the terms of the Company Stock Option Plan and shall use reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Novametrix after the Effective Time. Novametrix shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Novametrix Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 1.04(a).

                  (b) At the Effective Time, the Company will pay to each holder of Equity Units (as defined in the Equity Unit Award Agreements, dated as of March 25, 1996 between the Company and each of the holders thereof (the "EUA Agreements")), pursuant to such holders' EUA Agreement, shares of Company Common Stock.

                  (c) At the Effective Time, each outstanding warrant to
purchase Shares (a "Company Warrant") shall be assumed by Novametrix. Each Company Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, (i) the same number of whole shares of Novametrix Common
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                                                                               6


Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Warrant divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Company Warrant. No additional consideration shall be required to be paid with respect to the Rights. Any partial exercise of Company Warrant shall result in a proportional issuance of the Rights subject to such Company Warrant. Novametrix shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Novametrix Common Stock for delivery upon exercise of Company Warrants assumed by it in accordance with this Section 1.04(c).

                  (d) Prior to the Effective Time, (i) the Company shall use its best efforts to obtain any consents required from holders of Company Options granted under the Company Stock Option Plan or holders of the Equity Units, as the case may be, and (ii) the Company shall make any amendments to the terms of such stock option award or plan or compensation plans or arrangements or other applicable agreements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 1.04(a) and
(b).

                  SECTION 1.05 Fractional Shares. No fractional shares of Novametrix Common Stock shall be issued in the Merger. All fractional shares of Novametrix Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per share of Novametrix Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Time by the fraction of a share of Novametrix Common Stock to which such holder would otherwise have been entitled. No such cash in lieu of fractional shares of Novametrix Common Stock shall be paid to any holder of Shares until certificates representing such Shares are surrendered and exchanged in accordance with
Section 1.03.

                  SECTION 1.06  Limited Antidilution Rights.

                  (a) Novametrix has authorized the issuance of contingent rights to receive shares of Novametrix Common Stock (the "Rights") and, at the Effective Time, will issue such Rights to holders of record of Shares as of the Effective Time in accordance with Section 1.02(c) and to holders of Company Options and Company Warrants who exercise such options or warrants after the Effective Time in accordance with Section 1.04(a) or Section 1.04(c). The Rights shall not be transferable, except that Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"), may transfer Rights to its general and limited partners upon receipt by Novametrix of (i) an opinion of counsel to Genstar reasonably satisfactory to Novametrix to the effect that such transfer will not violate the Securities Act or any state or foreign securities laws and
(ii) a representation letter from each such transferee in form and substance reasonably satisfactory to Novametrix. The Rights shall not be evidenced by certificates. Novametrix shall not issue fractional Rights.

                  (b) Novametrix has authorized the issuance of and will hold in reserve the shares of Novametrix Common Stock issuable pursuant to the Rights (the "Underlying Shares"), and monthly, on the first business day after the end of each month in which an Antidilution Event (as hereinafter defined) shall have occurred after the month in which the Effective Date shall have occurred (each such date, an "Antidilution Date") (until and including the first business day of the month immediately succeeding the later of the month in which the last of the remaining warrants and options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time and Company Options and Company Warrants shall have expired or been exercised), Novametrix will issue Underlying Shares to Rights holders as set forth in Section 1.06(c) with respect to any Antidilution Events (as hereinafter defined) which shall have occurred during the immediately preceding month.

                  (c) Each Right grants to the holder thereof the right to receive from Novametrix on each Antidilution Date a number of Underlying Shares equal to (x) the sum of (i) .8181818 multiplied by the number of shares of Novametrix Common Stock issued by Novametrix pursuant to warrants or options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (but excluding any such shares issued upon conversion of the Novametrix Preferred Stock) and (ii) the number of shares of Novametrix Common Stock which were issuable by Novametrix upon the exercise of Company Options or Company Warrants

(including Underlying Shares so issuable as provided in Section 1.06(e)), which Company Options or Company Warrants were cancelled or otherwise expired unexercised, in either case during the preceding month (or, in the case of the first Antidilution Date after the issuance of such Right, after the Effective
Time) divided by (y) the number of Rights then outstanding or issuable upon the exercise of all then outstanding Company Options and Company Warrants, computed to four decimal places. The issuance by Novametrix of Novametrix Common Stock pursuant to warrants or options and the cancellation or expiration of Company Options or Company Warrants as aforesaid are herein referred to as "Antidilution Events". Antidilution Events shall not include, and Rights shall not grant the holders thereof the right to receive shares of Novametrix Common Stock in respect of, issuances at or after the Effective Time of any Novametrix Securities (as defined in Section 4.05) except for shares of Novametrix Common Stock issued pursuant to options and warrants outstanding immediately prior to the Effective Time.

                  (d) Novametrix shall deliver, or arrange to have delivered, on each Antidilution Date certificate(s) representing the number of shares of Novametrix Common Stock issuable pursuant to each Right on such Antidilution Date registered in the name of the person to whom such Right was issued at the address of such person as it appears on the records of Novametrix. Novametrix shall not issue fractional shares of Novametrix Common Stock to Rights holders. The number of shares of Novametrix Common Stock that each Rights holder shall be entitled to receive on each Antidilution Date shall be rounded down to the nearest whole share.

                  (e) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Antidilution Event, the number of shares of Novametrix Common Stock issuable upon the exercise of each then outstanding Company Option and Company Warrant shall be increased by the number of Underlying Shares which would have been issuable pursuant to the Rights subject to such Company Option or Company Warrant (assuming such Rights were then outstanding).

                                   ARTICLE II.

                    THE SURVIVING CORPORATION AND NOVAMETRIX

                  SECTION 2.01 Certificate of Incorporation. The certificate of incorporation of the Merger Subsidiary in effect at the Effective Time shall become the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 2.02 Bylaws. The bylaws of the Merger Subsidiary in effect at the Effective Time shall become the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 2.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Merger Subsidiary at the Effective Time and an equal number of directors appointed by the Board of Directors of the Company prior to the Effective Time shall become the directors of the Surviving Corporation, (ii) the officers of the Merger Subsidiary at the Effective Time shall become the officers of the Surviving Corporation, (iii) the directors of Novametrix shall be comprised of (A) all of the members of Novametrix' Board of Directors at the Effective Time or such smaller number of such members as may result from director resignations effective at the Effective Time and (B) an equal number of directors appointed by the Board of Directors of the Company prior to the Effective Time, one of whom shall be Richard D. Paterson, and (iv) Richard D. Paterson shall be Chairman of the Board of Directors of Novametrix. The continuing members of the Board of Directors of Novametrix, on the one hand, and the members appointed by the Board of Directors of the Company, on the other hand, as described in clause (iii) above, shall be as equally distributed as possible among Class A, Class B and Class C Directors of Novametrix. At the Effective Time, each committee of the Board of Directors of Novametrix shall be composed of an equal number of the continuing members of the Board of Directors of Novametrix, on the one hand, and the members appointed by the Board of Directors of the Company, on the other hand, as described in clause (iii) above.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Novametrix that:

                  SECTION 3.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 3.06(a) hereof) taken as a whole (a "Company Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Novametrix true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect. The Company does not own and has never owned any assets or properties other than the capital stock of Andros and Andros's predecessor and is not engaged and has never engaged in any activities other than in connection with Andros and Andros's Subsidiaries and in connection with or as contemplated by this Agreement.

                  SECTION 3.02 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. Copies of the resolutions duly adopted by the Company's Board of Directors and Genstar, as holder of a majority of the Shares, authorizing the Merger and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been furnished to Novametrix.

                  SECTION 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; and (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

                  SECTION 3.04 Non-Contravention. Except as disclosed on Exhibit
3.04 to the Company Disclosure Schedule delivered by the Company to Novametrix simultaneously with the execution and delivery hereof (the "Company Disclosure Schedule"), the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not and will not
(i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any material agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance or adverse claim of any kind in respect of such asset.

                  SECTION 3.05 Capitalization. The authorized capital stock of the Company consists of 300,000 Shares of which 150,000 Shares are voting Class A common stock, par value $.01 per share ("Class A Shares"), and 150,000 Shares are non-voting Class B common stock, par value $.01 per share ("Class B Shares"). As of the date hereof, there are outstanding (v) 89,787 Class A Shares (w) no Class B Shares,
(x) Company Options to purchase an aggregate of 2,559 Shares (none of which Company Options were then exercisable), (y) Company Warrants to purchase an aggregate of 8,000 Shares, 2,500 of which were issued to each of Banque Paribas and the Bank of Nova Scotia and 3,000 of which were issued to BG Services Limited and (z) Equity Units exercisable for 453.6 Shares or cash, at the Company's option, as set forth in the EUA Agreements. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as disclosed on Exhibit 3.05 to the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

                  SECTION 3.06 Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to have such licenses, permits, authorizations, consents or approvals or to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person, and (ii) any partnership of which such Person is a general partner.

                  (b) Except as disclosed on Exhibit 3.06(b) to the Company Disclosure Schedule, all of the outstanding capital stock of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities in any Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock or voting securities in, or any securities convertible into or exchangeable for any capital stock or voting securities in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

                  SECTION 3.07 SEC Filings. (a) The Company has delivered to Novametrix (i) the annual report on Form 10-K of Andros Incorporated, a Delaware corporation and wholly owned Subsidiary of the Company ("Andros"), for the fiscal year ended July 30, 1995 (the "Andros 10-K"), (ii) Andros' quarterly reports on Form 10-Q for Andros' fiscal quarters ended October 29, 1995 and January 28, 1996, (iii) Andros' current reports on Form 8-K dated December 28, 1993 and March 25, 1996, (iv) Andros' proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1993, and (v) all of Andros' other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1993, and all materials incorporated therein by reference (the filings referred to in clauses (i) through (v) above and delivered to Novametrix prior to the date hereof being hereinafter referred to as the "Andros SEC Filings").

                  (b) As of its filing date, each such report or statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act") complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each such registration statement and any amendment thereto filed pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  SECTION 3.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included as Exhibit 3.08 to the Company Disclosure Schedule and those included in the Andros 10-K and the quarterly reports on Form 10-Q referred to in Section 3.07 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, would have a Company Material Adverse Effect).

                  SECTION 3.09 Proxy Statement. None of the information supplied by the Company for inclusion in the proxy statement relating to the meeting of Novametrix' stockholders to be held in connection with the Merger (the "Proxy Statement"), to be filed by Novametrix with the SEC, and any amendments or supplements thereto, will, at the respective times such documents are filed, and at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Novametrix, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 3.10 Absence of Certain Changes. Except as contemplated hereby or as described in any Andros SEC Filing or as disclosed on
Exhibit 3.10 to the Company Disclosure Schedule, since July 30, 1995, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to the Company, which has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                  (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

                  (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of the Company made in the ordinary course of business consistent with past practices;

                  (g) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company;

                  (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any

         (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, or (v) acceleration of the exercisability or vesting of any Company Options, Equity Units or Company Warrants, as the case may be;

                  (i) any labor dispute, other than individual grievances, which would have a Company Material Adverse Effect, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at July 30, 1995 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                  (j) any actual or, to the Company's knowledge, threatened dispute between the Company or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

                  (k) any actual or, to the Company's knowledge, threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

                  (l) any change in any Federal or state law, rule or regulation applicable to the Company or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.11 No Undisclosed Material Liabilities. Except as described in any Andros SEC Filing or on Exhibit 3.11 to the Company Disclosure Schedule, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, other than:

                  (i) liabilities incurred in the ordinary course of business consistent with past practices since January 28, 1996, which in the aggregate are not material to the Company and its Subsidiaries, taken as a whole; and

                  (ii)  liabilities under this Agreement.

                  SECTION 3.12 Litigation. Except as described in the Andros 10-K or as disclosed on Exhibit 3.12 to the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the best of the knowledge of the Company, there is no toxic waste condition or other pollution condition of any nature, including, without limitation, the presence of asbestos or other carcinogens, existing at any location leased or owned by the Company or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.13 Taxes. (i) The Company and each of its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries is liable and it is not reasonably likely that the Company or any of its Subsidiaries will be liable for any taxes not reserved against in Andros' consolidated balance sheet as of January 28, 1996 included in Andros' quarterly report on Form 10-Q for the fiscal quarter then ended except those which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended; and "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                  SECTION 3.14 ERISA. (a) "Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Novametrix. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. No Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

                  (b) No Employee Plan constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (c) Except as disclosed on Exhibit 3.14 to the Company Disclosure Schedule and except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and (ii) each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

                  (d) Except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible due to Sections 162(m) or 280G of the Code.

                  (e) "Benefit Arrangement" of any party shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits) which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by such party or any of its affiliates and (iii) covers any employee or former employee of such party or any of its affiliates. Copies or descriptions of the Benefit Arrangements of the Company have been furnished to Novametrix.
Exhibit 3.14(e) to the Company Disclosure Schedule sets forth all outstanding Company Options as of the date hereof, including the applicable exercise price with respect thereto. Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company

Material Adverse Effect, each of the Company's Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                  (f) Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the transactions contemplated hereby will not result in any liability for severance pay to any employee or accelerate the exercisability or vesting of any Company Options or Company Warrants, as the case may be, nor will any employee be entitled to any payment by reason of such transactions or the termination of such employee within a specified time period after such transactions.

                  (g) Neither the Company nor any of its Subsidiaries provides, nor has any of them made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of the Company or any of its Subsidiaries.

                  (h) Except as disclosed on Exhibit 3.14(h) to the Company Disclosure Schedule and subject to the provisions of Section 3.10(h), there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement of the Company which in the aggregate would increase the per employee expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the six months ended January 28, 1996 except to the extent, with respect to all employees, as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.15 Compliance with Laws. Except as described in any Andros SEC Filing, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.16 Finders' Fees. Except for CS First Boston ("CSFB"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its

Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Company has heretofore furnished to Novametrix a complete and correct copy of all agreements between the Company and CSFB pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

                  SECTION 3.17 Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby and such approval has been obtained.

                  SECTION 3.18 Intellectual Property. Set forth on Exhibit 3.18 to the Company Disclosure Schedule is a list and brief description of all of the patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights of the Company and its Subsidiaries. The Company or one of its Subsidiaries, as applicable, owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the business of the Company and its Subsidiaries as currently conducted; no adverse claim has been made and no dispute has arisen with respect to any of the said proprietary rights; and the operations of the business of the Company and its Subsidiaries and the use by the Company or its Subsidiaries of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, tradename, copyright, license or similar right. The Company has taken reasonable measures to maintain the confidentiality of the processes and formulae, research and development and other know-how of the Company, the value of which to the Company is dependent upon the maintenance of the confidentiality thereof. Neither the Company nor any of its Subsidiaries has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner that is reasonably likely to have a Company Material Adverse Effect.

                  SECTION 3.19 Permits; Company Products; Regulation. (a) Except as disclosed on Exhibit 3.19(a)(i) to the Company Disclosure Schedule, the Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental body, agency, official or authority necessary for the Company or such Subsidiary, as applicable, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge any of the officers of the Company or any of its Subsidiaries, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. A list of the material Company Permits is set forth on Exhibit 3.19(a)(ii) to the Company Disclosure Schedule. Except as disclosed on Exhibit 3.19(a)(i) to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default under or violation of (i) any law, regulation, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for defaults or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (b) Except as disclosed on Exhibit 3.19(b) to the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, since July 30, 1995, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by the Company or any of its Subsidiaries (the "Company Products"), other than a Company Third Party Product (as defined below) is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no officer of the Company or any of its Subsidiaries knows of any such defect or failure. In the case of products which are produced or manufactured by third parties and are distributed by the Company or any of its Subsidiaries (the "Company Third Party Products"), to the knowledge of any of the officers of the Company or any of its Subsidiaries, there have been no written notices, citations or decisions by any governmental or regulatory body that any Company Third Party Product distributed at any time by the Company or any of its Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the officers of the Company or any of its Subsidiaries knows of any such defect or failure. The Company and each of its Subsidiaries has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Subsidiary, as applicable, with respect to the design, manufacture, labelling, testing and inspection of Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the Food and Drug Administration (the "FDA"), and has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, labelling, testing and inspection of Company Products and the operation of manufacturing facilities outside of the United States except for such non-compliance as would not have a Company Material Adverse Effect. Except as disclosed on Exhibit 3.19(b) to the Company Disclosure Schedule, since July 30, 1995, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the officers of the Company or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Company Products, other than Company Third Party Products, and neither the Company nor any of its Subsidiaries has independently engaged in recalls or field notifications. In the case of Company Third Party Products distributed by the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has received any notices of any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Company Third Party Products, and neither the Company nor any of its Subsidiaries has independently engaged in recalls or field notifications. Except as set forth on Exhibit 3.19(b) to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received, and to the knowledge of any of the officers of the Company or any of its Subsidiaries, there is no reasonable basis for, any warning letter or
Section 305 notices from the FDA.

                  (c) Except as set forth on Exhibit 3.19(c)(i) to the Company Disclosure Schedule, the Company or one or more of its Subsidiaries has obtained, in all countries where the Company or such Subsidiary, as applicable, is marketing or has marketed the Company Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Company Products that are currently marketed by the Company or such Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Company Material Adverse Effect. The Company has made available to Novametrix all information relating to the Company Products in the United States, and Exhibit 3.19(c)(ii) to the Company Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings. Exhibit 3.19(c)(iii) to the Company Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Company Products since July 30, 1995.

                  Section 3.20 Section 203 of the Delaware Law. As of the date hereof and pursuant to Section 203(a)(1) and (b)(4) of the Delaware Law, the restrictions on the Company contained in Section 203 of the Delaware Law are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF NOVAMETRIX

                  Novametrix represents and warrants to the Company that:

                  SECTION 4.01 Corporate Existence and Power. Novametrix is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets or results of operations of Novametrix and its Subsidiaries taken as a whole (a "Novametrix Material Adverse Effect"). Novametrix is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect. Novametrix has heretofore delivered to the Company true and complete copies of Novametrix' certificate of incorporation and bylaws as currently in effect. Since the date of its incorporation, the Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

         SECTION 4.02 Corporate Authorization. The execution, delivery and performance by Novametrix and the Merger Subsidiary of this Agreement and the consummation of the Merger by the Merger Subsidiary are within the corporate powers of Novametrix and the Merger Subsidiary and have been duly authorized by all necessary corporate action, except for any required approval by Novametrix' stockholders of the issuance of Novametrix Common Stock in connection with the Merger. This Agreement constitutes a valid and binding agreement of Novametrix and the Merger Subsidiary enforceable against Novametrix and the Merger Subsidiary in accordance with its terms.

         SECTION 4.03 Governmental Authorization. The execution, delivery and performance by Novametrix and the Merger Subsidiary of this Agreement and the consummation of the Merger by the Merger Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the HSR Act, the Exchange Act and the Securities Act; (iii) compliance with the applicable requirements of the Nasdaq National Market; and (iv) compliance with any applicable state securities or Blue Sky laws, except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

         SECTION 4.04 Non-Contravention. Except as disclosed on Exhibit 4.04 to the Novametrix Disclosure Schedule delivered by Novametrix to the Company simultaneously with the execution and delivery hereof (the "Novametrix Disclosure schedule"), the execution, delivery and performance by Novametrix and the Merger Subsidiary of this Agreement and the consummation of the Merger by the Merger Subsidiary do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Novametrix or the Merger Subsidiary,
(ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Novametrix or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Novametrix or any of its Subsidiaries or to a loss of any benefit to which Novametrix or any of its Subsidiaries is entitled under any material agreement or other instrument binding upon

Novametrix or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Novametrix or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Novametrix or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

         SECTION 4.05 Capitalization. The authorized capital stock of Novametrix consists of 20,000,000 shares of Novametrix Common Stock and 1,000,000 shares of Novametrix Preferred Stock. As of June 28, 1996, there were outstanding (w) 6,647,512 shares of Novametrix Common Stock, (x) 40,000 shares of Novametrix Preferred Stock, (y) employee and other stock options to purchase an aggregate of 413,734 shares of Novametrix Common Stock (of which options to purchase an aggregate of 248,734 shares of Novametrix Common Stock were then exercisable) ("Novametrix Options") and (z) warrants to purchase, subject to certain conditions, up to 2,547,514 shares of Novametrix Common Stock ("Novametrix Warrants"). All outstanding shares of capital stock of Novametrix have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section , and except for changes since June 28, 1996 resulting from the exercise of employee stock options, issuances pursuant to Novametrix' employee stock purchase plan or other obligations to issue shares of Novametrix Common Stock referred to above outstanding on such date, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of Novametrix, (ii) no securities of Novametrix convertible into or exchangeable for shares of capital stock or voting securities of Novametrix, and (iii) no options, warrants or other rights to acquire from Novametrix, and no obligation of Novametrix to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Novametrix (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Novametrix Securities"). Except as set forth on Exhibit 4.05 to the Novametrix Disclosure Schedule, there are no outstanding obligations of Novametrix or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Novametrix Securities. The shares of Novametrix Common Stock to be exchanged for Shares in the Merger and the Underlying Shares have been duly authorized, except for any required approval by Novametrix' stockholders of the issuance of Novametrix Common Stock in connection with the Merger, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

         SECTION 4.06 Subsidiaries. (a) Each Subsidiary of Novametrix is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to have such licenses, permits, authorizations, consents or approvals or to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

         (b) Except as disclosed on Exhibit 4.06(b) to the Novametrix Disclosure Schedule, all of the outstanding capital stock of each Subsidiary of Novametrix is owned by Novametrix, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no outstanding (i) securities of Novametrix or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities in any Subsidiary of Novametrix, or (ii) options or other rights to acquire from Novametrix or any of its Subsidiaries, and no other obligation of Novametrix or any of its Subsidiaries to issue, any capital stock or voting securities in, or any securities convertible into or exchangeable for any capital stock or voting securities in, any Subsidiary of Novametrix (the items in clauses (i) and (ii) being referred to collectively as the "Novametrix Subsidiary Securities"). There are no outstanding obligations of Novametrix or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Novametrix Subsidiary Securities.

         SECTION 4.07 SEC Filings. (a) Novametrix has delivered to the Company
(i) Novametrix's annual report on Form 10-KSB for the fiscal year ended April 28, 1996 (the "Novametrix 10-KSB"), (ii) its current report on Form 8-K dated April 28, 1993, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by Novametrix' stockholders held (or scheduled to be held) since January 1, 1993, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1993, and all materials incorporated therein by reference (the filings referred to in clauses (i) through (iv) above and delivered to the Company prior to the date hereof being hereinafter referred to as the "Novametrix SEC Filings").

         (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (c) Each such registration statement and any amendment thereto filed pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.08 Financial Statements. The audited consolidated financial statements of Novametrix and its consolidated Subsidiaries included in the Novametrix 10-KSB fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Novametrix and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

         SECTION 4.09 Absence of Certain Changes. Except as contemplated hereby or as described in any Novametrix SEC Filing or as disclosed on Exhibit 4.09 to the Novametrix Disclosure Schedule, since April 28, 1996, Novametrix and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

         (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to Novametrix, which has had or would reasonably be expected to have a Novametrix Material Adverse Effect;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Novametrix other than the Novametrix Preferred Stock, or any repurchase, redemption or other acquisition by Novametrix or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Novametrix or any of its Subsidiaries;

                  (c) any amendment of any material term of any outstanding security of Novametrix or any of its Subsidiaries;

                  (d) any incurrence, assumption or guarantee by Novametrix or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e) any creation or assumption by Novametrix or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of Novametrix made in the ordinary course of business consistent with past practices;

                  (g) any change in any method of accounting or accounting practice by Novametrix or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of Novametrix;

                  (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any (i) grant of any severance or termination pay to any director, officer or employee of Novametrix or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Novametrix or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Novametrix or any of its Subsidiaries, or (v) acceleration of the exercisability or vesting of any Novametrix Options or Novametrix Warrants, as the case may be;

                  (i) any labor dispute, other than individual grievances, which would have a Novametrix Material Adverse Effect, or any activity or proceeding by a labor union or representative thereof to organize any employees of Novametrix or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at April 28, 1996 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                  (j) any actual or, to Novametrix' knowledge, threatened dispute between Novametrix or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect;

                  (k) any actual or, to Novametrix' knowledge, threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect; or

                  (l) any change in any Federal or state law, rule or regulation applicable to Novametrix or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a Novametrix Material Adverse Effect.

         SECTION 4.10 No Undisclosed Material Liabilities. Except as described in any Novametrix SEC Filing or on Exhibit 4.10 to the Novametrix Disclosure Schedule, there are no liabilities of Novametrix or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Novametrix Material Adverse Effect, other than:

                  (i) liabilities incurred in the ordinary course of business consistent with past practices since April 28, 1996, which in the aggregate are not material to Novametrix and its Subsidiaries, taken as a whole; and

                  (ii) liabilities under this Agreement.

         SECTION 4.11 Litigation. Except as described in the Novametrix 10-KSB or as disclosed on Exhibit 4.11 to the Novametrix Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Novametrix threatened against, Novametrix or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect. To the best of the knowledge of Novametrix, there is no toxic waste condition or other pollution condition of any nature, including, without limitation, the presence of asbestos or other carcinogens, existing at any location leased or owned by Novametrix or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

         SECTION 4.12 Taxes. (i) Novametrix and each of its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect; and
(iii) neither Novametrix nor any of its Subsidiaries is liable and it is not reasonably likely that Novametrix or any of its Subsidiaries will be liable for any taxes not reserved against in Novametrix' consolidated balance sheet as of April 28, 1996 included in the Novametrix 10-KSB except those which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

         SECTION 4.13 ERISA. (a) "Novametrix Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by Novametrix or any affiliate (as defined in Section 3.14(a)) and covers any employee or former employee of Novametrix or any affiliate or under which Novametrix or any affiliate has any liability. No Novametrix Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

         (b) No Novametrix Employee Plan constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA, and no Novametrix Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Novametrix Employee Plan is subject to Title IV of ERISA. Neither Novametrix nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Novametrix Employee Plan has or will make Novametrix or any of its Subsidiaries or any officer or director of Novametrix or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

         (c) Except as disclosed on Exhibit 4.13(c) to the Novametrix Disclosure Schedule and except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect,
(i) each Novametrix Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and (ii) each Novametrix Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

         (d) Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect, there is no contract, agreement, plan or arrangement covering any employee or former employee of Novametrix or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible due to Sections 162(m) or 280G of the Code.

         (e) Copies or descriptions of Novametrix' Benefit Arrangements have been furnished to the Company. Exhibit 4.13(e) to the Novametrix Disclosure Schedule sets forth all outstanding Novametrix Options as of the date hereof, including the applicable exercise price with respect thereto. Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect, each of Novametrix' Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

         (f) Except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect, the transactions contemplated hereby will not result in any liability for severance pay to any employee or accelerate the exercisability or vesting of any Novametrix Options, nor will any employee be entitled to any payment by reason of such transactions or the termination of such employee within a specified time period after such transactions.

         (g) Neither Novametrix nor any of its Subsidiaries provides, nor has any of them made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of Novametrix or any of its Subsidiaries.

         (h) Except as disclosed on Exhibit 4.13(h) to the Novametrix Disclosure Schedule and subject to the provisions of Section 4.09(h), there has been no amendment to, written interpretation or announcement (whether or not written) by Novametrix or any of its affiliates relating to, or change in employee participation or coverage under, any Novametrix Employee Plan or Benefit Arrangement of Novametrix which in the aggregate would increase the per employee expense of maintaining such Novametrix Employee Plan or Benefit Arrangement of Novametrix above the level of the expense incurred on a per employee basis in respect thereof for the six months ended October 29, 1995 except to the extent, with respect to all employees, as would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

         SECTION 4.14 Compliance with Laws. Except as described in any Novametrix SEC Filing, neither Novametrix nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a Novametrix Material Adverse Effect.

         SECTION 4.15 Finders' Fees. Except for Tucker Anthony Incorporated ("Tucker"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Novametrix or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. Novametrix has heretofore furnished to the Company a complete and correct copy of all agreements between Novametrix and Tucker pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 4.16 Opinion of Financial Advisor. Novametrix has received the oral opinion of Tucker to the effect that as of the date hereof the Merger Consideration is fair to Novametrix from a financial point of view, and a copy of the written opinion to such effect shall be delivered to the Company prior to August 3, 1996.

         SECTION 4.17 Vote Required. The affirmative vote of the holders of a majority of the voting power represented by the shares of Novametrix Common Stock and Novametrix Preferred Stock (voting together as a single class) voted at a meeting of stockholders is the only vote of the holders of any class or series of Novametrix' capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         SECTION 4.18 Intellectual Property. Set forth on Exhibit 4.18 to the Novametrix Disclosure Schedule is a list and brief description of all of the patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights of Novametrix and its Subsidiaries. Novametrix or one of its Subsidiaries, as applicable, owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the business of Novametrix and its Subsidiaries as currently conducted; no adverse claim has been made and no dispute has arisen with respect to any of the said proprietary rights; and the operations of the business of Novametrix and its Subsidiaries and the use by Novametrix or its Subsidiaries of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, tradename, copyright, license or similar right. Novametrix has taken reasonable measures to maintain the confidentiality of the processes and formulae, research and development and other know-how of

Novametrix, the value of which to Novametrix is dependent upon the maintenance of the confidentiality thereof. Neither Novametrix nor any of its Subsidiaries has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner that is reasonably likely to have a Novametrix Material Adverse Effect.

         SECTION 4.19 Permits; Company Products; Regulation. (a) Except as disclosed on Exhibit 4.19(a)(i) to the Novametrix Disclosure Schedule, Novametrix and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental body, agency, official or authority necessary for Novametrix or such Subsidiary, as applicable, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Novametrix Permits"), and no suspension or cancellation of any of the Novametrix Permits is pending or, to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, threatened, except where the failure to have, or the suspension or cancellation of, any of the Novametrix Permits would not have a Novametrix Material Adverse Effect. A list of the material Novametrix Permits is set forth on Exhibit 4.19(a)(ii) to the Novametrix Disclosure Schedule. Except as disclosed on Exhibit 4.19(a)(i) to the Novametrix Disclosure Schedule, neither Novametrix nor any of its Subsidiaries is in default under or violation of (i) any law, regulation, judgment, injunction, order or decree applicable to Novametrix or any of its Subsidiaries or by which any property or asset of Novametrix or any of its Subsidiaries is bound or affected, (ii) any of the Novametrix Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Novametrix or any of its Subsidiaries is a party or by which Novametrix or any of its Subsidiaries or any property or asset of Novametrix or any of its Subsidiaries is bound or affected, except for any such defaults or violations that, individually or in the aggregate, would not have a Novametrix Material Adverse Effect.

         (b) Except as disclosed on Exhibit 4.19(b) to the Novametrix Disclosure Schedule and except as would not have a Novametrix Material Adverse Effect, since April 28, 1996, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by Novametrix or any of its Subsidiaries (the "Novametrix Products"), other than a Novametrix Third Party Product (as defined below), is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no officer of Novametrix or any of its Subsidiaries knows of any such defect or failure. In the case of products which are produced or manufactured by third parties and are distributed by Novametrix or any of its Subsidiaries (the "Novametrix Third Party Products"), to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, there have been no written notices, citations or decisions by any governmental or regulatory body that any Novametrix Third Party Product distributed at any time by Novametrix or any of its Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the officers of Novametrix or any of its Subsidiaries knows of any such defect or failure. Novametrix and each of its Subsidiaries has complied with the laws, regulations, policies, procedures and specifications applicable to Novametrix with respect to the design, manufacture, labelling, testing and inspection of Novametrix Products in the United States and the operation of manufacturing facilities in the United States promulgated by the FDA, and has complied with the laws, regulations, policies, procedures and specifications applicable to Novametrix or such Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, labelling, testing and inspection of Novametrix Products and the operation of manufacturing facilities outside of the United States except for such non-compliance as would not have a Novametrix Material Adverse Effect. Except as disclosed on Exhibit 4.19(b) to the Novametrix Disclosure Schedule, since April 28, 1996, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Novametrix Products, other than Novametrix Third Party Products, and neither Novametrix nor any of its Subsidiaries has independently engaged in recalls or field notifications. In the case of Novametrix Third Party Products distributed by Novametrix or any of its Subsidiaries, neither Novametrix nor any of its Subsidiaries has received any notices of any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Novametrix Third Party Products, and neither Novametrix nor any of its Subsidiaries has independently engaged in recalls or field notifications. Except as set forth on
Exhibit 4.19(b) to the Novametrix Disclosure Schedule, neither Novametrix nor any of its Subsidiaries has received, and to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, there is no reasonable basis for, any warning letter or Section 305 notices from the FDA.

         (c) Except as set forth on Exhibit 4.19(c)(i) to the Novametrix Disclosure Schedule, Novametrix or one or more of its Subsidiaries has obtained, in all countries where Novametrix or such Subsidiary, as applicable, is marketing or has marketed the Novametrix Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Novametrix Products in such countries that are currently marketed by Novametrix or such Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Novametrix Material Adverse Effect. Novametrix has made available to the Company all information relating to the Novametrix Products in the United States, and
Exhibit 4.19(c)(ii) to the Novametrix Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings. Exhibit 4.19(c)(iii) to the Novametrix Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Novametrix Products since April 28, 1996.

         SECTION 4.20 Rights Agreement; Delaware Section 203; Charter Supermajority Provisions; Warrant Antidilution. (a) The Board of Directors of Novametrix has taken such action as is necessary to ensure that a Distribution Date (as defined in the Rights Agreement of Novametrix dated March 14, 1989, as amended (the "Rights Agreement")) does not occur, that Genstar does not become an Acquiring Person (as defined in the Rights Agreement) and that the Rights (as defined therein) do not become exercisable, in each case by reason of this Agreement or any transaction contemplated by this Agreement.

         (b) As of the date hereof and pursuant to Section 203(a)(1) of the Delaware Law, the restrictions on Novametrix and the Merger Subsidiary contained in Section 203 of the Delaware Law are, and at all times on, prior to or after the Effective Time such restrictions shall be, inapplicable to the Merger, the other transactions contemplated by this Agreement and Genstar and its affiliates by reason of the Merger and the other transactions contemplated by this Agreement.

         (c) The Board of Directors of Novametrix has taken such action as is necessary to ensure that Article Twelfth of the Certificate of Incorporation of Novametrix shall be inapplicable to the Merger, the other transactions contemplated by this Agreement and Genstar and its affiliates by reason of the Merger and the other transactions contemplated by this Agreement.

         (d) The Board of Directors of Novametrix has taken such action as is necessary to ensure that no antidilution adjustments to the Novametrix Warrants shall occur as a result of the Merger and the other transactions contemplated by this Agreement, including, without limitation, the issuance of the Rights.

         (e) The Board of Directors of Novametrix shall have taken such action as is necessary to ensure that no "Change in Control" under the Employment Agreement dated as of June 1, 1988, as amended, between Novametrix and William
J. Lacourciere shall have occurred.

         (f) Novametrix has heretofore delivered to the Company a true, complete and correct copy of the resolutions of the Board of Directors of Novametrix effectuating Section 4.20(a), (b), (c), (d) and (e).

         SECTION 4.21 Proxy Statement. None of the information supplied by Novametrix for inclusion in the Proxy Statement to be filed by Novametrix with the SEC, and any amendments or supplements thereto, will, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Novametrix, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 5.01 Conduct of the Company. Except as expressly contemplated by this Agreement or as set forth on Exhibit 5.01 to the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by Novametrix or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                  (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

                  (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a substantial amount of equity in or assets of any other Person;

                  (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) for transfers between the Company and/or its Subsidiaries;

                  (d) the Company will not declare or pay any dividends or make any distributions on its Shares;

                  (e) the Company will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of Shares upon the exercise of Company Options or Company Warrants outstanding on the date hereof, (ii) split, combine or reclassify any Company Securities or Company Subsidiary Securities or (iii) except as required or permitted by this Agreement, repurchase, redeem or otherwise acquire any Company Securities or any Company Subsidiary Securities;

                  (f) except as otherwise expressly permitted hereby, the Company will not make any commitment or enter into any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

                  (g) the Company will not, and will not permit any of its Subsidiaries to, (i) enter into any arrangement to provide any severance or termination pay to any director or officer of the Company or any of its Subsidiaries, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase the compensation, bonus or other benefits payable to directors or officers of the Company or any of its Subsidiaries, or (v) accelerate the exercisability or vesting of any Company Option or Company Warrant;

                  (h) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; or

                  (i) the Company will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

         SECTION 5.02 Access to Information. From the date hereof until the Effective Time, the Company will give Novametrix, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Novametrix, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to cooperate with Novametrix in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Novametrix hereunder. All nonpublic information provided to, or obtained by, Novametrix in connection with the transactions contemplated hereby shall be "Proprietary Information" of the Company for purposes of the Letter Agreement dated May 10, 1996 (the "Confidentiality Agreement") among Novametrix, Andros and Genstar Capital LLC, the general partner of Genstar.

         SECTION 5.03 Other Offers. From the date hereof until the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Novametrix) conducted heretofore with respect to any of the foregoing. The Company will promptly notify Novametrix after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         SECTION 5.04 Notices of Certain Events. The Company shall promptly notify Novametrix of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
         Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 5.05 Affiliates. To ensure that the issuance of Novametrix Common Stock in the Merger complies with the Securities Act, prior to the Effective Time, the Company shall cause to be delivered to Novametrix a list identifying each person who might at the time of the meeting of the Company's stockholders be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act (each, a "Securities Act Affiliate"). The Company shall use its best efforts to obtain from each person who is identified as a possible Securities Act Affiliate prior to the Effective Time an agreement (a "Securities Act Affiliate Agreement") providing that such person will not offer to sell, sell or otherwise dispose of any Novametrix Common Stock issued to such person in the Merger in violation of the Securities Act.

                                   ARTICLE VI.

                             COVENANTS OF NOVAMETRIX

         Novametrix agrees that:

         SECTION 6.01 Conduct of Novametrix. Except as expressly contemplated by this Agreement or as set forth on Exhibit 6.01 to the Novametrix Disclosure Schedule, from the date hereof until the Effective Time, Novametrix and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by the Company or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                  (a) Novametrix will not adopt or propose any change in its certificate of incorporation or bylaws;

                  (b) Novametrix will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a substantial amount of equity in or assets of any other Person;

                  (c) Novametrix will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) for transfers between Novametrix and/or its Subsidiaries;

                  (d) Novametrix will not declare or pay any dividends or make any distributions on Novametrix Common Stock; provided, however, that the foregoing shall not prohibit any dividends being declared or paid which are scheduled to accrue on the Novametrix Preferred Stock;

                  (e) Novametrix will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Novametrix Securities or Novametrix Subsidiary Securities, other than the issuance of shares of Novametrix Common Stock upon the exercise of Novametrix Options or Novametrix Warrants outstanding on the date hereof, upon the conversion of the Novametrix Preferred Stock or pursuant to any currently existing stock option or employee stock purchase plans or (ii) split, combine or reclassify any Novametrix Securities or Novametrix Subsidiary Securities;

                  (f) except as otherwise expressly permitted hereby, Novametrix will not make any commitment or enter into any contract or agreement material to Novametrix and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

                  (g) Novametrix will not, and will not permit any of its Subsidiaries to, (i) enter into any arrangement to provide any severance or termination pay to any director or officer of Novametrix or any of its Subsidiaries, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Novametrix or any of its Subsidiaries, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase the compensation, bonus or other benefits payable to directors or officers of Novametrix or any of its Subsidiaries, or (v) accelerate the exercisability or vesting of any Novametrix Option;

                  (h) Novametrix will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; or

                  (i) Novametrix will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Novametrix hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

         SECTION 6.02 Access to Information. From the date hereof until the Effective Time, Novametrix will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Novametrix and its Subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the employees, counsel and financial advisors of Novametrix and its Subsidiaries to cooperate with the Company in its investigation of the business of Novametrix and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Novametrix to the Company hereunder. All nonpublic information provided to, or obtained by, the Company in connection with the transactions contemplated hereby shall be "Proprietary Information" of Novametrix for purposes of the Confidentiality Agreement.

         SECTION 6.03 Other Offers. (a) From the date hereof until the termination hereof, Novametrix and its Subsidiaries and the officers, directors, employees or other agents of Novametrix and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Novametrix Acquisition Proposal (as defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Novametrix or any of its Subsidiaries or afford access to the properties, books or records of Novametrix or any of its Subsidiaries to, any Person that may be considering making, or has made, a Novametrix Acquisition Proposal. Nothing contained in this Section 6.03(a) or any other provision of this Agreement shall prevent the Board of Directors of Novametrix, after receiving an opinion of outside counsel to the effect that the Board is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of Novametrix an unsolicited bona fide written Novametrix Acquisition Proposal which the Board determines in good faith (after consultation with its financial advisors) is made by a person financially capable of consummating such Novametrix Acquisition Proposal (any such Novametrix Acquisition Proposal being referred to herein as a "Superior

Novametrix Proposal"). For purposes of this Agreement, "Novametrix Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Novametrix or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Novametrix or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         (b) Novametrix will promptly notify the Company after receipt of any Novametrix Acquisition Proposal or any indication that any Person is considering making a Novametrix Acquisition Proposal or any request for nonpublic information relating to Novametrix or any of its Subsidiaries or for access to the properties, books or records of Novametrix or any of its Subsidiaries by any Person that may be considering making, or has made, a Novametrix Acquisition Proposal. Novametrix shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Company) conducted heretofore with respect to any of the foregoing.

         (c) If the Board of Directors of Novametrix receives a request for material nonpublic information by a party who makes a Superior Novametrix Proposal, then, and only in such case, Novametrix may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Novametrix, provide such party with access to information regarding Novametrix. Novametrix agrees not to release any third party from any confidentiality or standstill agreement to which Novametrix is a party.

         SECTION 6.04 Obligations of Merger Subsidiary. Novametrix will take all action necessary to cause the Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 6.05 Director and Officer Liability. From and after the Effective Time, (a) Novametrix shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time and (b) the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time. Novametrix shall cause the Surviving Corporation (and its successors) to establish and maintain provisions in its certificate of incorporation and by-laws concerning the indemnification and exoneration of the Company's former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's certificate of incorporation and by-laws in effect on the date hereof.

         SECTION 6.06 Inclusion in Nasdaq National Market. Novametrix shall use its reasonable best efforts to cause the shares of Novametrix Common Stock to be issued in the Merger (including the Underlying Shares) to be approved for inclusion in the Nasdaq National Market subject to official notice of issuance, prior to the Effective Time.

         SECTION 6.07 Notice of Certain Events. Each of Novametrix and the Merger Subsidiary shall promptly notify the Company of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                     COVENANTS OF NOVAMETRIX AND THE COMPANY

         The parties hereto agree that:

         SECTION 7.01 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, obtaining all material consents, waivers and approvals required in connection with the authorization, execution and delivery of this Agreement by the parties and the consummation by the parties of the Merger and the other transactions contemplated by this Agreement and, if required, Novametrix acting as guarantor or co-borrower under Andros' credit facilities.

         SECTION 7.02 Certain Filings. The Company and Novametrix shall cooperate with one another (a) in connection with the preparation of the Proxy Statement, and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.03 Public Announcements. Novametrix and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or interdealer quotation system upon the advice of counsel (in which case only reasonable efforts to consult with the other party are required), will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 7.04 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 7.05 Stockholder Meeting. Novametrix shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held, or action to be taken by written consent without a Stockholder Meeting, as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of Novametrix shall, unless any of such respective Directors determines in good faith after consultation with and based upon a written opinion of outside legal counsel that they are otherwise required in accordance with their fiduciary duties, recommend approval and adoption of this Agreement and the Merger by Novametrix' stockholders. In connection with such meetings, Novametrix will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings.

         SECTION 7.06 Preparation of the Proxy Statement. Novametrix and the Company shall promptly prepare and Novametrix shall file with the SEC a preliminary version of the Proxy Statement and will use their best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy Statement. Novametrix shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of the Novametrix Common Stock in the Merger and the Underlying Shares and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action. Novametrix will cause the Proxy Statement to be mailed to its stockholders, and if necessary, after the definitive Proxy Statement shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, resolicit proxies.

                                  ARTICLE VIII.

                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Novametrix and the Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                  (i) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

                  (ii) no provision of any applicable domestic law or regulation shall be enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal, and no judgment, injunction, order or decree of a court of competent jurisdiction restraining or prohibiting the consummation of the Merger shall be in effect;

                  (iii) there shall have been approved, by the requisite vote of Novametrix' stockholders, the issuance of Novametrix Common Stock, including the Underlying Shares, in connection with the Merger in accordance with the rules of the Nasdaq National Market;

                  (iv) Novametrix and the Company shall have received an opinion from Haythe & Curley, counsel to Novametrix, and from Shearman & Sterling, counsel to the Company, based upon certain factual representations of the Company, the Company's equityholders, Novametrix and the Merger Subsidiary reasonably requested by such counsel, dated the date of the Effective Time, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, in form and substance reasonably satisfactory to the Company and Novametrix; and

                  (v) The debt of Novametrix and the Company and their respective Subsidiaries with respect to which consents of the lenders thereunder are required to consummate the Merger shall have been modified, amended, restructured, refinanced or repaid on terms reasonably satisfactory to the boards of directors of both Novametrix and the Company such that (i) there shall be available to Novametrix and the Company an aggregate of at least $4,000,000 of unused borrowing availability at the Effective Time in excess of any amounts necessary to pay expenses of Novametrix and the Company incurred in connection with the Merger and the other transactions contemplated hereby and (ii) without the consent of Novametrix and the Company, the aggregate non-revolving funded indebtedness of Novametrix and the Company shall not exceed the amount thereof as of the date hereof, and such debt shall contain such modifications to existing financial and other covenants as shall be reasonably satisfactory to such boards of directors, which may include Novametrix acting as guarantor or co-borrower under Andros' credit facilities.


         SECTION 8.02 Conditions to the Obligations of Novametrix and Merger Subsidiary. The obligations of Novametrix and the Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all respects at and as of the Effective Time as if made at and as of such time except for (A) changes contemplated by this Agreement, (B) those representations and warranties that address matters only as of a particular date, provided that such representations and warranties are true and correct as of such date, (C) changes in any law or regulation applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound,
         (D) changes attributable to customers delaying orders or purchases pending completion of the Merger, (E) changes arising out of general economic conditions or conditions generally affecting the medical device or automobile exhaust gas analyzer markets and (F) where the failure to be so true and correct would not have a Company Material Adverse Effect, and Novametrix shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

                  (ii) Novametrix shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company;

                  (iii) the consents set forth on Exhibit 8.02(iii) to the Novametrix Disclosure Schedule to the Merger and the transactions contemplated by this Agreement shall have been obtained and be in effect at the Effective Time;

                  (iv) Novametrix shall have received consolidated financial statements of the Company as of July 28, 1996 and for the year then ended, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Andros SEC Filings and in conformity with Regulation S-X of the Securities

         Act, audited by Coopers & Lybrand L.L.C., independent certified public accountants for the Company; and

                  (v) Genstar shall have entered into a Voting Agreement in the form of Exhibit A hereto (the "Voting Agreement").

         SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (i) Novametrix and the Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Novametrix and the Merger Subsidiary contained in this Agreement shall be true in all respects at and as of the Effective Time as if made at and as of such time except for (A) changes contemplated by this Agreement, (B) those representations and warranties that address matters only as of a particular date, provided that such representations and warranties are true and correct as of such date, (C) changes in any law or regulation applicable to Novametrix or any of its Subsidiaries or by which any property or asset of Novametrix or any of its Subsidiaries is bound, (D) changes attributable to customers delaying orders or purchases pending completion of the Merger, (E) changes arising out of general economic conditions or conditions generally affecting the medical device market and (F) where the failure to be so true and correct would not have a Novametrix Material Adverse Effect, and the Company shall have received a certificate signed by an executive officer of each of Novametrix and the Merger Subsidiary to the foregoing effect;

                  (ii) the Company shall have received a copy of the resolutions of the Board of Directors of Novametrix authorizing the Merger, which copy shall be certified by an executive officer of Novametrix;

                  (iii) Novametrix shall have entered into the Voting Agreement;

                  (iv) Novametrix shall have entered into a Registration Rights Agreement in the form of Exhibit B hereto (the "Registration Rights Agreement"); and

                  (v) the consents set forth on Exhibit 8.03(iv) to the Company Disclosure Schedule to the Merger and the transactions contemplated by this Agreement shall have been obtained and be in effect at the Effective Time.

                                   ARTICLE IX.

                                   TERMINATION

         SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Novametrix);

                  (i) by mutual written consent of the Company and Novametrix;

                  (ii) by either the Company or Novametrix, if the Merger has not been consummated by March 31, 1997 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

                  (iii) by either the Company or Novametrix, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

                  (iv) by either the Company or Novametrix, if the stockholder approval referred to in Section 8.01(iii) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof;

                  (v) by the Company if the Board of Directors of Novametrix or any committee thereof with the power to do so shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of this Agreement, the Merger or any other transaction contemplated hereby or shall have recommended, taken a neutral position with respect to, been unable to take a position with respect to or failed to reject another merger, consolidation or business combination with, or acquisition of, Novametrix or its assets or another tender or exchange offer for shares of Novametrix Common Stock, or shall have resolved to do any of the foregoing;

                  (vi) by either the Company or Novametrix (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Novametrix Material Adverse Effect or Company Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party; or

                  (vii) by the Company if it shall have been disclosed or the Company shall have otherwise learned that ownership of an aggregate of 50% or more of the then outstanding shares of Novametrix Common Stock has been acquired by any person and such person's affiliates, other than Genstar or its affiliates.

         SECTION 9.02 Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Section 9.03, the last sentence of Section 5.02 and the last sentence of Section 6.02 shall survive the termination hereof, and (b) nothing herein shall relieve any party hereto from liability for any willful breaches hereof.

         SECTION 9.03 Fees and Expenses. (a) The Company shall pay Novametrix a fee of $3,000,000 (the "Novametrix Fee"), plus actual, documented out-of-pocket expenses of Novametrix and its affiliates relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses payable to Novametrix' counsel, accountants, financial advisors, consultants, banks, other financial institutions and other persons and their respective agents and counsel) (the "Novametrix Expenses"), upon termination of this Agreement by Novametrix pursuant to Section 9.01(vi) due to a breach by the Company of any of its covenants or agreements set forth in Section 5.03.

         (b) Novametrix shall pay the Company a fee of $3,000,000 (the "Company Fee" and, together with the Novametrix Fee, the "Fees" ), plus actual, documented out-of-pocket expenses of the Company and its affiliates relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses payable to the Company's counsel, accountants, financial advisors, consultants, banks, other financial institutions and other persons and their respective agents and counsel) (the "Company Expenses" and, together with the Novametrix Expenses, the "Expenses"), upon the earlier to occur of the following events:

         (i) this Agreement is terminated by the Company pursuant to Section 9.01(v) or Section 9.01(vii);

         (ii) this Agreement is terminated by the Company pursuant to Section 9.01(vi) due to a breach by Novametrix of any of its covenants or agreements set forth in Section 6.03; or

         (iii) this Agreement is terminated by Novametrix or the Company pursuant to Section 9.01(iv) as a result of a failure to obtain the requisite Novametrix stockholder approval if, at the time of the taking of the vote for such approval, or any adjournment thereof, there shall have been publicly announced, and not withdrawn, a proxy contest, tender offer, exchange offer, merger or other Novametrix Acquisition Proposal (the "Pre-Termination Transaction"), and, within 12 months of such vote, Novametrix shall enter into, or be the subject of, a transaction which would qualify as a transaction under the definition of "Novametrix Acquisition Proposal" or any transaction wherein a person or group of persons acquires 50% or more of the outstanding voting securities of the Company (inclusive of voting rights contingent on conversion), in any such case with the same persons, or affiliates of the persons, who shall have proposed the Pre-Termination Transaction (any such transaction being a "Post-Termination Transaction").

         (c) The Fees shall be paid within one business day after the first to occur of the events described in Section 9.03(a), (b)(i) or (b)(ii), or Novametrix' entering into or becoming the subject of a Post-Termination Transaction.

         (d) In the event that a party shall fail to pay a Fee or any Expenses when due, the term Expenses shall be deemed to include the costs and expenses actually incurred by the other party and its respective stockholders and affiliates (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this
Section 9.03.

         (e) Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not any such transaction is consummated.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be given,

                  if to Novametrix or the Merger Subsidiary, to:

                                 One Barnes Industrial Park Road
                                 Wallingford, Connecticut 06482
                                 Telephone:  (203) 265-7701
                                 Telecopy:   (203) 269-0189
                                 Attention:  President

                  with a copy to:

                                 Haythe & Curley
                                 237 Park Avenue
                                 New York, New York 10017
                                 Telephone:  (212) 880-6000
                                 Telecopy:   (212) 682-0200
                                 Attention:  Andrew J. Beck, Esq.

                  if to the Company to:

                                 Metro Tower, Suite 1170
                                 950 Tower Lane
                                 Foster City, California  94404
                                 Telephone: (415) 280-2350
                                 Telecopy:  (415) 286-2383
                                 Attention:  President
                  with a copy to:

                                 Shearman & Sterling
                                 555 California Street
                                 San Francisco, California  94104
                                 Telephone:  (415) 616-1100
                                 Telecopy:   (415) 616-1199
                                 Attention:  Michael J. Kennedy, Esq.

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section .

         SECTION 10.02 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Novametrix and the Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that
(i) any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment and only such Board of Directors can take actions on behalf of that party and (ii) after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         SECTION 10.04 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

         SECTION 10.05 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 10.06 Entire Agreement. This Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.05, which are intended for the benefit of the Company's former and present officers, directors, employees and agents and the provisions of Article I, which are intended for the benefit of the Company's stockholders, including holders of Equity Units, Company Options, and Company Warrants.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ANDROS HOLDINGS INC.


                                           /s/ Jean-Pierre L. Conte
                                        By:---------------------------
                                           Title: Vice President  & Treasurer

                                           /s/ Daniel J. Boverman
                                        By:---------------------------
                                           Title: Vice President and Secretary


                                        NOVAMETRIX MEDICAL SYSTEMS
                                        INC.

                                           /s/ William J. Lacourciere
                                        By:---------------------------
                                           Title: President

                                        NOVAMETRIX ACQUISITION CORP.

                                           /s/ William J. Lacourciere
                                        By:---------------------------
                                           Title:  President

                                                                       EXHIBIT A


                  VOTING AGREEMENT dated as of ________, 1996 (this "Agreement") between Novametrix Medical Systems Inc., a Delaware corporation (the "Corporation"), and Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation, Novametrix Acquisition Corp., a Delaware corporation (the "Merger Subsidiary"), and Andros Holdings Inc., a Delaware corporation ("Andros"), have entered into an Agreement and Plan of Merger dated as of July 29, 1996 (the "Merger Agreement") pursuant to which the Merger Subsidiary is to be merged (the "Merger") with and into Andros, Andros is to become a wholly owned subsidiary of the Corporation and the Corporation is to issue shares (the "Genstar Shares") of its common stock, par value $.01 per share ("Common Stock"), to Genstar; and

                  WHEREAS, a condition to consummation of the Merger is that Genstar and the Corporation enter into a voting agreement on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Voting Agreement. In any written consent or meeting of the stockholders of the Corporation prior to January 1, 1999, Genstar agrees to vote all its Genstar Shares in favor of a Board of Directors of the Corporation, at least one-half of whose members shall be nominated by a majority of the current directors of the Corporation who continue to be directors of the Corporation on
(i) the date such consent is executed, (ii) the date that notice of such meeting is mailed to the stockholders of the Corporation or (iii) if no such notice is mailed, the date of such meeting; provided, however, that no more than two of such nominees may be members of the management of the Corporation; and provided, further, that nothing in this Agreement shall require Genstar to vote in favor of a Board of Directors less than half of whose members are nominees of Genstar.

                  2. Purchasers or Transferees of Genstar Shares. Any person or entity who shall acquire prior to January 1, 1999 (either voluntarily or involuntarily, by operation of law or otherwise) any Genstar Shares other than pursuant to an offering registered under the Securities Act of 1933, as amended (the "Act"), or pursuant to Rule 144 under the Act or as otherwise required by applicable law (upon the consummation of (x) the sale of Genstar Shares to the public pursuant to an offering registered under the Act or pursuant to Rule 144 under the Act, or (y) the transfer of Genstar Shares where it is required by applicable law that the transferee(s) take such securities free from the restrictions imposed by this Agreement, such securities shall cease to be Genstar Shares for all purposes of this Agreement) shall be bound by all of the provisions of this Agreement and, prior to registration of, and as a condition to, the issuance or transfer of any such Genstar Shares on the books of the Corporation, any purchaser, acquiror or other transferee shall execute an agreement in favor of the parties hereto agreeing to be bound by such provisions.

                  3. Legend. The stock certificates evidencing the Genstar Shares shall bear a legend reading substantially as follows:

                  "Until January 1, 1999 (at which time this legend shall automatically become null and void), these shares shall be subject to the provisions of the Voting Agreement dated as of __________, 1996 between the Corporation and Genstar Capital Partners II, L.P., a copy of which is on file at the principal place of business of the Corporation, including provisions regarding the voting and transfer hereof."

                  4. Reorganization, Etc. The provisions of this Agreement shall apply mutatis mutandi to any shares of capital stock resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of the Corporation, consolidation, merger or reorganization of the Corporation.

                  5. Termination. This Agreement shall terminate on January 1, 1999.

                  6. Notices. Any notice or other communication under this Agreement shall be in writing and sufficient if delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Corporation:

                           One Barnes Industrial Park Road
                           Wallingford, Connecticut  06482
                           Telephone: (203) 265-7701
                           Telecopy:  (203) 269-0189
                           Attention: President
                 with a copy to:

                           Haythe & Curley
                           237 Park Avenue
                           New York, New York  10017
                           Telephone:  (212) 880-6000
                           Telecopy:   (212) 682-0200
                           Attention:  Andrew J. Beck, Esq.

                  If to Genstar:

                           Metro Tower, Suite 1170
                           950 Tower Lane
                           Foster City, California  94404-2121
                           Telephone:  (415) 286-2350
                           Telecopy:   (415) 286-2383
                           Attention:  President

                  with a copy to:

                           Shearman & Sterling
                           555 California Street
                           San Francisco, California  94104
                           Telephone:  (415) 616-1100
                           Telecopy:   (415) 616-1199
                           Attention:  Michael J. Kennedy, Esq.

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, upon confirmation of receipt, if sent by telecopy, or three (3) business days after being deposited in the mail, if sent by registered or certified mail. Any party may, upon written notice to the other parties hereto, change the address to which notices or other communications to such party are to be delivered or mailed.

                  7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  8. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. All of the parties hereto agree that this Agreement may be amended or modified or any provision hereof may be waived by a written agreement between Genstar and the Corporation. This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

                 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles of such State which would apply the laws of any other jurisdiction.

                  10. Jurisdiction; Waiver of Trial by Jury. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

                  11. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

                  12. Severability. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

                  13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, Genstar, each of their respective successors, permitted assigns, executors, administrators, legal representatives and heirs, as applicable.

                  14. Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof.

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Voting Agreement on the date first above written.

                                            NOVAMETRIX MEDICAL SYSTEMS INC.

                                            By:___________________________
                                               Name:
                                               Title:

                                            GENSTAR CAPITAL PARTNERS II, L.P.

                                            By:___________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT B


- --------------------------------------------------------------------------------



                         REGISTRATION RIGHTS AGREEMENT

                                      among

                         NOVAMETRIX MEDICAL SYSTEMS INC.

                                       and

                           certain of its stockholders

                            Dated as of _______, 1996



- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION                                                               PAGE

         Recitals.....................................................  1
1.       Registration of Common Stock.................................  1
2.       Legend and Compliance with Securities Laws................... 14
3.       Appointment of Stockholder Representative.................... 15
4.       Investment in the Corporation................................ 16
5.       Reorganization, Etc.......................................... 17
6.       Notices...................................................... 17
7.       Counterparts................................................. 19
8.       Entire Agreement............................................. 19
9.       Governing Law................................................ 19
10.      Jurisdiction; Waiver of Trial by Jury........................ 19
11.      Headings..................................................... 19
12.      Severability................................................. 19
13.      Binding Effect............................................... 20
14.      Construction................................................. 20

                  REGISTRATION RIGHTS AGREEMENT dated as of _______, 1996 (this "Agreement") among Novametrix Medical Systems Inc., a Delaware corporation (the "Corporation"), Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"), and the other persons listed on Exhibit A hereto (collectively, including Genstar, the "Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation, Novametrix Acquisition Corp., a Delaware corporation (the "Merger Subsidiary"), and Andros Holdings Inc., a Delaware corporation ("Andros"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which the Merger Subsidiary is to be merged (the "Merger") with and into Andros, Andros is to become a wholly owned subsidiary of the Corporation and the Corporation is to issue shares of its common stock, par value $.01 per share ("Common Stock"), to the Stockholders; and

                  WHEREAS, a condition to consummation of the Merger is that the Corporation provides the Stockholders with certain registration rights and the parties wish to make the representations and enter into the covenants set forth herein.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Registration of Common Stock. (a) At any time after the end of the nine-month period beginning on the date of the Effective Time (as defined in the Merger Agreement), the Stockholder Representative (as defined in Section 3(a)) shall have the right to request that the Corporation effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any or all shares of Common Stock issued in the Merger or constituting Underlying Shares (as defined in the Merger Agreement) and beneficially owned by the Stockholders (the shares of Common Stock requested to be registered under this subsection (a) are hereinafter collectively referred to as the "Demand Registration Shares"); provided that each request by the Stockholder Representative hereunder shall (x) specify the intended method of disposition thereof by the Stockholders and (y) shall cover in the aggregate at least a number of shares of Common Stock equal to 20% of the number of shares of Common Stock (as such number shall be appropriately adjusted for stock dividends, stock splits and similar events) issued in the Merger and beneficially owned by the Stockholders immediately after the Effective Time (the "Original Shares"). The Corporation shall not be obligated to file and cause to become effective more than two registration statements in which Demand Registration Shares are registered pursuant to this subsection (a) and there shall be at least a six-month period between such filings under this subsection (a). The Stockholders' rights under this subsection (a) shall terminate upon the earlier to occur of (1) the tenth anniversary of the date hereof and (2) the date on which at least 80% of the aggregate number of Original Shares and Underlying Shares shall have been registered under the Securities Act.

                  (b) In the event that any of the Stockholders, if they have the right to do so, exercises its rights under subsection (a) of this Section 1, the Corporation shall use its reasonable best efforts to cause the sale of the Demand Registration Shares to be registered under the Securities Act and to effect and to comply with all such regulatory qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Demand Registration Shares, in the manner described in such request, including, without limitation, qualifications under applicable blue sky or other state securities laws (provided that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) if the legend set forth in Section 2(a) is or has been removed from the certificates evidencing any of the Demand Registration Shares pursuant to Section 2(b), then the Corporation shall not be required to take any action with respect to the registration of such Demand Registration Shares or other steps contemplated hereby in connection therewith and such Demand Registration Shares shall not be deemed included in a registration request for purposes of the requirement set forth in clause (y) of Section 1(a) and (ii) the Corporation shall have the right to delay such registration for one period of 90 days in any twelve-month period by written notice to the Stockholder Representative in the event that the Board of Directors of the Corporation determines in good faith that such delay is in the best interests of the Corporation, provided that the Stockholder Representative shall be entitled to withdraw such request within 30 days of receipt of such notice and if such request is withdrawn, such registration shall not constitute a registration to which the Stockholders are entitled pursuant to this Section 1.

                  (c) In the event that, at any time or from time to time, the Corporation proposes to register the sale of any shares of Common Stock to be issued by the Corporation or sold by any holder of shares of Common Stock (the "Registration Shares") under the Securities Act pursuant to a registration statement to be filed after the end of the nine-month period beginning after the date of the Effective Time, including, without limitation, pursuant to Section 1(a) above but other than pursuant to a registration statement on Forms S-4 or S-8, or any successor to such Forms, for the purpose of the issuance, sale or other transfer of the Registration Shares by the Corporation or such holder, the Corporation shall mail or deliver to each of the Stockholders at least 15 days prior to the filing of the registration statement covering such Registration Shares, a written notice (a "Registration Notice") of its intention so to register the Registration Shares, and specifying the date by which the Supplemental Notice referred to in Section 1(d) below must be returned to the Corporation.

                  (d) In the event that a Registration Notice shall have been so mailed or delivered, each of the Stockholders, at such person's election, may mail or deliver to the Corporation a written notice or notices (a "Supplemental Notice") (i) specifying the number of shares of Common Stock issued in the Merger and Underlying Shares (collectively "Supplemental Registration Shares") proposed to be sold or otherwise transferred by such Stockholder, (ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that such Supplemental Notice shall be so mailed or delivered by any Stockholder not more than 10 days after the date of the Registration Notice.

                  (e) From and after receipt of a Supplemental Notice, the Corporation shall, subject to the prior sale or other transfer of some or all of such Registration Shares and subject to the provisions of subsection (a) above, use its reasonable best efforts to cause the Supplemental Registration Shares specified in such Supplemental Notice to be registered under the Securities Act and to effect and to comply with all such regulatory qualifications and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares in the manner described in such Supplemental Notice, including, without limitation, qualifications under applicable blue sky or other state securities laws (provided that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) if in the case of an underwritten public offering of the Registration Shares the managing underwriter shall advise the Corporation that the inclusion of some or all of such Supplemental Registration Shares would, in such managing underwriter's judgment, materially interfere with the proposed distribution of the Registration Shares, then the Corporation may, upon written notice to the Stockholders holding Supplemental Registration Shares, allocate or eliminate (x) first, shares of Common Stock held by officers or directors of the Corporation otherwise to be included in the registration statement, and (y) second, the Supplemental Registration Shares otherwise to be included in the registration statement (if and to the extent such allocation or elimination is indicated by such managing underwriter as necessary to eliminate such interference after giving effect to clause (x) above) pro rata among the holders of the Supplemental Registration Shares on the basis of the number of Supplemental Registration Shares held by the holders thereof, (ii) if the legend set forth in
Section 2(a) is or has been removed from the certificates evidencing any of the Supplemental Registration Shares pursuant to Section 2(b), then the Corporation shall not be required to take any action with respect to the registration of such Supplemental Registration Shares or other steps contemplated hereby in connection therewith and (iii) the Corporation shall have the right to delay or abandon such registration at any time in the event that the Board of Directors of the Corporation determines in good faith that such delay is in the best interest of the Corporation.

                  (f) If and whenever the Corporation is required by the provisions of this Section 1 to use its reasonable best efforts to effect the registration under the Securities Act of any securities requested to be so registered by any Stockholder, the Corporation will, as promptly as practicable:

                    (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective;

                   (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period from the date of the effectiveness thereof through the earlier of (1) the date which is nine (9) months after the date of effectiveness thereof and (2) the date on which all Demand Registration Shares and/or Supplemental Registration Shares included in such registration statement shall have been sold or otherwise disposed of by Stockholders pursuant to such registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Common Stock covered by such registration statement whenever such Stockholder(s), shall desire to sell or otherwise dispose of the same within such period;

                  (iii) furnish to such Stockholder(s), as applicable, such number of copies of a prospectus, including a preliminary prospectus and final prospectus, in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested thereby in order to facilitate the public sale or other disposition of such shares of Common Stock owned thereby;

                   (iv) notify the Stockholder Representative promptly of any request by the Commission for the amendment or supplement of such registration statement or prospectus or for additional information, and notify such stockholder promptly of the filing of each amendment or supplement to such registration statement or prospectus;

                    (v) advise the Stockholder Representative, promptly after it shall receive notice, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                   (vi) with respect to any registration statement relating to an underwritten offering which includes Demand Registration Shares and/or Supplemental Registration Shares, upon the request of the Stockholder Representative, the Corporation shall cooperate with the Stockholder Representative to obtain and furnish at the closing provided for in the underwriting agreement (1) an opinion of counsel to the Corporation, dated such date, addressed to the underwriters and to the Stockholder(s) registering the sale of shares of Common Stock, and
         (2) a "cold comfort" letter from the independent certified public accountants of the Corporation, dated such date, addressed to the underwriters and to such Stockholder(s), in each case, covering substantially the same matters with respect to the issuer, such registration statement (and the prospectus included therein) and with respect to the events subsequent to the date of the financial statements included in such registration statement, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                  (vii) notify such Stockholder(s), in writing, at any time when a prospectus relating to such shares of Common Stock is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) immediately preceding, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare (and file with the Commission) and furnish to the Stockholder(s) whose shares of Common Stock are offered in such prospectus a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares of Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) The Stockholders agree to furnish the Corporation such information regarding themselves and the proposed distribution of Demand Registration Shares or Supplemental Registration Shares, as the case may be, by such Stockholder(s) as the Corporation may from time to time reasonably request in writing in order to prepare a registration statement and prospectus or any supplement or amendment thereto pursuant to the Securities Act and the rules and regulations promulgated thereunder.

                  (h) The Stockholders agree that, upon receipt of a written notice from the Corporation of the happening of any event of the kind described in clause (vii) of Section 1(f) above, they will forthwith discontinue their disposition of Demand Registration Shares or Supplemental Registration Shares, as the case may be, pursuant to the registration statement relating to such Demand Registration Shares or Supplemental Registration Shares, as the case may be, until their receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of
Section 1(f) above and, if so requested by the Corporation in writing, will deliver to the Corporation (at the Corporation's expense) all copies then in their possession, other than permanent file copies, of the prospectus relating to such Demand Registration Shares or Supplemental Registration Shares, as the case may be.

                  (i) The Corporation shall pay all expenses (the "Registration Expenses") necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 1 (other than any underwriters' discounts and commissions and any brokerage commissions and fees payable with respect to shares of Common Stock sold by any Stockholder and legal fees and expenses of counsel to the Stockholders other than, in connection with a registration statement prepared pursuant to Section 1(a) and the first two registration statements which include Supplemental Registration Shares, reasonable fees and expenses of one counsel to the Stockholders selected by the Stockholder Representative), including, without limitation, printing expenses, fees of the Commission and the National Association of Securities Dealers, Inc., expenses of compliance with blue sky and other state securities laws, and accounting and legal fees and expenses of counsel to the Corporation and, in connection with a registration statement prepared pursuant to Section 1(a) and the first two registration statements which include Supplemental Registration Shares, reasonable fees and expenses of one counsel to the Stockholders selected by the Stockholder Representative; provided, however, that in the event that the registration statement is not declared effective as a result of the withdrawal by one or more Stockholders of the Demand Registration Shares from the registration (a "Withdrawn Registration"; provided, that a Withdrawn Registration shall not include a registration statement withdrawn by the applicable person(s) as a result of a delay imposed by the Corporation pursuant to Section 1(b)(ii) hereof), such Withdrawn Registration shall count as one of the two registration statements prepared pursuant to Section 1(a) with respect to which the Corporation is obligated to pay the Registration Expenses unless such Stockholder(s) shall pay all Registration Expenses incurred by the Corporation in the Withdrawn Registration (but in any event such Withdrawn Registration shall not count as one of the two registration statements that the Corporation is obligated to file and cause to become effective pursuant to
Section 1(a)). Nothing herein
shall be deemed to prohibit the same counsel from representing both the Corporation and the Stockholders in connection with any such registration, subject to obtaining required consents.

                  (j) It is understood and agreed that the Corporation shall not be obligated to provide or effect an underwritten offering of shares of Common Stock in the event that a registration is effected pursuant to Section 1(a) hereof. Whenever a registration statement requested pursuant to Section 1(a) hereof covers an underwritten public offering (as determined by the Corporation) the Stockholder Representative shall have, subject to the reasonable prior approval of the Corporation (including based on recognized standing and pricing factors), the right to select the managing underwriter(s) to administer the offering. In the event of an underwritten public offering as aforesaid, the Corporation agrees reasonably to cooperate (and to cause its officers reasonably to cooperate) with the managing underwriter(s) in a manner customary for issuers of securities in an underwritten secondary public offering. If the Corporation at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriter(s), the Corporation will have the right to select the managing underwriter(s) to administer the offering, provided that if the number of Supplemental Registration Shares is greater than the number of shares to be sold by the Corporation in connection therewith, the Corporation shall give due consideration to any reasonable request by the Stockholder Representative that a particular investment banking firm of recognized standing be included in the underwriting syndicate.

                  (k) Each Stockholder agrees that, in the event the Corporation files a registration statement under the Securities Act with respect to an underwritten public offering of any securities of the Corporation in which such Stockholder was permitted to participate (whether or not such Stockholder does in fact participate), if required by the underwriters thereof, such Stockholder will not effect any public sale or distribution, including any sale pursuant to Rule 144 promulgated under the Securities Act, of any equity securities of the Corporation or any securities convertible into or exchangeable or exercisable for any equity security of the Corporation (other than as part of such underwritten public offering) during the seven days prior to or 90 days after, or such longer period as may be required by the underwriters thereof (not to exceed in any event 180 days), the effectiveness of such registration statement.

                  (l) The Corporation agrees that, in the event the Corporation files a registration statement under the Securities Act with respect to an underwritten public offering of any Demand Registration Shares, if required by the underwriters thereof, the Corporation will not effect any public sale or distribution of any equity securities of the Corporation or any securities convertible into or exchangeable or exercisable for any equity security of the Corporation (other than as part of such underwritten public offering) during the seven days prior to or 90 days after, or such longer period as may be required by the underwriters thereof (not to exceed in any event 180 days), the effectiveness of such registration statement, other than (i) pursuant to employee stock option plans in existence on the effective date of the registration statement, (ii) upon the conversion of convertible securities or the exercise of warrants outstanding on such effective date, or (iii) in connection with an acquisition by the Corporation, whether in the form of an asset purchase, stock exchange, merger or otherwise.

                  (m) In the event of any registration pursuant to this Section 1 covering shares of Common Stock beneficially owned by any Stockholder, the Corporation will indemnify and hold harmless each such Stockholder (if shares of Common Stock of that person are included in the subject registration statement), each such Stockholder's directors, officers and general partners, if any, the directors and officers of any such general partner, each underwriter (as defined in the Securities Act), if any, of Demand Registration Shares and each other person or entity, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act (collectively, the "Indemnitees") against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees), or liabilities (or actions in respect thereof) to which such Stockholder or controlling person or entity becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the related registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, however, that the Corporation will not be liable in any such case to an Indemnitee to the extent that any such loss, claim, damage, cost, expense or liability arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished by any Indemnitee, specifically for use in the preparation thereof or (y) such Indemnitee's failure to deliver a copy of the prospectus or any amendments or supplements thereto (if required by applicable law) to the person asserting any loss, claim, damage or liability after the Corporation has furnished such Indemnitee with the same and the loss, claim, damage or liability of such Indemnitee results from an untrue statement or omission of a material fact which was corrected therein. The Corporation also agrees to reimburse each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (n) In the event of any registration pursuant to this Section 1 covering shares of Common Stock beneficially owned by any Stockholder, each such Stockholder (if shares of Common Stock of that person are included in the subject registration statement) shall severally (and not jointly) indemnify and hold harmless the Corporation, each of its directors and officers, and each other person or entity, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees) or liabilities (or actions in respect thereof) to which the Corporation or any such director, officer, or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the related registration statement, and any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such loss, claim, damage, cost, expense or liability arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by such Stockholder specifically for use in the preparation thereof or (y) such Stockholder's failure to deliver a copy of the prospectus or any amendments or supplements thereto (if required by applicable law) to the person asserting any loss, claim, damage or liability after the Corporation has furnished such Stockholder with the same and the loss, claim, damage or liability of such Indemnitee results from an untrue statement or omission of a material fact which was corrected therein. Each such Stockholder shall severally (and not jointly) reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, or controlling person or entity in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (o) Promptly after receipt by an indemnified party under this
Section 1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party of the commencement thereof; provided, however, that failure to so notify the indemnifying party shall not affect an indemnifying party's obligations hereunder, except to the extent that the indemnifying party is materially prejudiced by such failure. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time.

                  (p) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (q) If the indemnification provided for in this Section 1 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (m) or (n) of this Section 1 in respect of any losses, claims, damages, costs, expenses or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the indemnifying party from persons other than the indemnified parties, such as persons who control the indemnifying party within the meaning of the Securities Act, officers of the Corporation who signed the registration statement and directors of the Corporation, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified parties, on the other hand. The relative benefits received by the indemnifying party, on the one hand, and the indemnified parties, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering registered pursuant to the registration statement (after deducting expenses) received by the indemnifying party bear to the total net proceeds from the offering (after deducting expenses) received by the indemnified parties, in each case as set forth in the table on the cover page of the prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the indemnifying party, on the one hand, and the indemnified parties, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Stockholders agree that it would not be just and equitable if contributions pursuant to this
Section 1(q) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 1(q) shall be deemed to include, for purposes of this Section 1(q), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1(q), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Stockholders' obligations to contribute as provided in this Section 1(q) are several in proportion to their respective Demand Registration Shares and/or Supplemental Registration Shares included in the registration statement, and not joint. For purposes of this Section 1(q), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer and director of the Corporation who signed the registration statement will have the same rights to contribution as the Corporation, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 1(q), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 1(q). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (r) With respect to any underwritten offering, each Stockholder (if shares of Common Stock of that person are included in the subject registration statement) and the Corporation shall, in addition to the foregoing, provide the underwriters of such offering with customary representations and warranties, and indemnification, in each instance as shall be reasonably requested by the underwriters thereof, provided, however, that (i) any such agreement to indemnify an underwriter with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter to the extent that any loss, claim, damage, cost, expense or liability of any such underwriter results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the final prospectus, if such underwriter failed to send or give a copy of the final prospectus to the person asserting such loss, claim, damage, cost, expense or liability at or prior to the written confirmation of the sale of such securities to such person, and (ii) no Stockholder will be liable to the extent that such loss, claim, liability, expense or damage is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any underwriter furnished in writing to the Corporation by or on behalf of any underwriter, expressly for inclusion in the registration statement, a preliminary prospectus or the prospectus, and provided further that any such agreement by any Stockholder to indemnify an underwriter shall be on a several (and not joint) basis in proportion to the number of securities sold by such Stockholder in such underwritten offering and shall be limited in amount to the net proceeds received by such Stockholder in such underwritten offering.

                  2. Legend and Compliance with Securities Laws. (a) The stock certificates evidencing the shares of Common Stock of the Stockholders subject to this Agreement shall bear a legend reading substantially as follows:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or qualified under state securities laws and may not be sold, pledged or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, and qualified under applicable state securities laws, or (b) the Corporation shall have been furnished with an opinion of counsel reasonably acceptable to the Corporation to the effect that no registration or qualification is legally required for such transfer."

                  (b) In the event that a registration statement covering the shares of Common Stock of the Corporation owned by the Stockholders which are subject to this Agreement shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Corporation shall receive an opinion of counsel to the holder of such shares of Common Stock or counsel to the Corporation in form and substance reasonably satisfactory to the Corporation that, in the opinion of such counsel, the above stated legend is not, or is no longer, necessary or required under applicable law (including, without limitation, because of the availability of the exemption afforded by Rule 144(k) promulgated under the Securities Act), the Corporation shall, or shall instruct its transfer agents and registrars to, remove the above stated legend from the stock certificates evidencing such shares of Common Stock or issue new certificates without such legend in lieu thereof.

                  (c) Each Stockholder consents to the Corporation making a notation on its records and giving instructions to any transfer agent for the Common Stock in order to implement the restrictions on transfer established in this Section 2.

                  3.       Appointment of Stockholder Representative.

                  (a) Each Stockholder hereby makes, constitutes and appoints Genstar to be such Stockholder's true and lawful attorney in fact and agent (the "Stockholder Representative"), for such Stockholder and in such Stockholder's name, as effectively as such Stockholder could act for himself, herself or itself, with full power of substitution in the premises, to take all actions which under this Agreement are to be or may be taken by such Stockholder, including, without limitation, to give and receive all consents, waivers, amendments, notices and other communications to be given or which may be given or received or may be received under this Agreement. The death or incapacity of any Stockholder shall not terminate the agency and power of attorney granted hereby to the Stockholder Representative. Such agency and power of attorney is irrevocable and coupled with an interest, and the provisions of this Section 3 are independent and severable and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with, or in any way arising out of, the transactions contemplated by this Agreement. The obligations hereunder of Genstar, as representative, shall not be terminated by operation of law, whether by its liquidation, dissolution or by the occurrence of any other event. In the event Genstar should liquidate or dissolve, or for any other reason become unable to perform its responsibilities hereunder, or resign such position, the Stockholders holding a majority of the shares of Common Stock held by all Stockholders shall select another representative by written notice executed by such Stockholders and delivered to the Corporation to fill such vacancy and such substituted representative shall be deemed the Stockholder Representative for all purposes of this Agreement.

                  (b) The Corporation shall be entitled to rely conclusively on the actions, communications, instructions, decisions and agreements of the Stockholder Representative as being the actions, communications, instructions, decisions and agreements of each of the Stockholders (without the need to communicate or otherwise confirm such with any Stockholder), and no Stockholder shall have any claim or cause of action against the Corporation for any action taken or not taken by the Corporation in reliance upon the actions, communications, instructions, decisions or agreements of the Stockholder Representative.

                  (c) All actions, communications, instructions, decisions and agreements of the Stockholder Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any claim or cause of action against the Stockholder Representative for any action taken or not taken by the Stockholder Representative in its role as such, except for any action or omission taken or made fraudulently or in bad faith with respect to such Stockholder.

                  4.       Investment in the Corporation.

                  (a) Each of the Stockholders understands that the Corporation proposes to issue and deliver to the Stockholders the shares of Common Stock pursuant to the Merger Agreement without compliance with the registration requirements of the Securities Act; and that for such purpose the Corporation will rely upon the Stockholders' representations and warranties contained herein.

                  (b) Each of the Stockholders understands that, under the existing rules of the Commission, the Stockholders may be unable to sell their shares of Common Stock except to the extent that such shares may be sold, (i) pursuant to an effective registration statement covering such sale pursuant to the Securities Act and applicable state securities laws or an applicable exemption therefrom or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144.

                  (c) None of the Stockholders is relying on the Corporation respecting the financial, tax and other economic considerations of an investment in the Common Stock, and each of the Stockholders has relied on the advice of, or has consulted with, only its own advisors.

                  (d) Each of the Stockholders is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule.

                  (e) Each of the Stockholders is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the shares of Common Stock to be issued to it and its financial position is such that it can afford to retain such shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                  (f) Each of the Stockholders has such knowledge and experience in financial, tax and business matters so as to evaluate the merits and risks of an investment in the Common Stock and to make an informed investment decision with respect thereto.

                  (g) Each of the Stockholders is acquiring its shares of Common Stock as an investment for its sole account, and without any present view towards the resale or other distribution thereof.

                  5. Reorganization, Etc. The provisions of this Agreement shall apply mutatis mutandi to any shares of capital stock resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of the Corporation, consolidation, merger or reorganization of the Corporation.

                  6. Notices. Any notice or other communication under this Agreement shall be in writing and sufficient if delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Corporation:

                           One Barnes Industrial Park Road
                           Wallingford, Connecticut  06482
                           Telephone: (203) 265-7701
                           Telecopy:  (203) 269-0189
                           Attention: President

                  with a copy to:

                           Haythe & Curley
                           237 Park Avenue
                           New York, New York  10017
                           Telephone:  (212) 880-6000
                           Telecopy:   (212) 682-0200
                           Attention:  Andrew J. Beck, Esq.

                  If to Genstar:

                           Genstar Capital
                           Metro Tower, Suite 1170
                           950 Tower Lane
                           Foster City, California  94404-2121
                           Telephone:  (415) 286-2350
                           Telecopy:  (415) 286-2383
                           Attention:

                  with a copy to:

                           Shearman & Sterling
                           555 California Street
                           San Francisco, California  94104
                           Telephone:  (415) 616-1100
                           Telecopy:   (415) 616-1199
                           Attention:  Michael J. Kennedy, Esq.

                  If to any other Stockholder:

                           To the address as set forth opposite such Stockholder's name on Exhibit A hereto.

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, upon confirmation of receipt, if sent by telecopy, or three (3) business days after being deposited in the mail, if sent by registered or certified mail. Any party may, upon written notice to the other parties hereto, change the address to which notices or other communications to such party are to be delivered or mailed.

                  7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  8. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. All of the parties hereto agree that this Agreement may be amended or modified or any provision hereof may be waived by a written agreement between the Stockholder Representative and the Corporation. This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

                  9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles of such State which would apply the laws of any other jurisdiction.

                  10. Jurisdiction; Waiver of Trial by Jury. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY
IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

                  11. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

                  12. Severability. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

                  13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, each of the Stockholders, each of their respective successors, permitted assigns, executors, administrators, legal representatives and heirs, as applicable.

                  14. Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof.

                                     * * *

                   IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement on the date first above written.

                                            NOVAMETRIX MEDICAL SYSTEMS INC.

                                            By:___________________________
                                               Name:
                                               Title:

                                            GENSTAR CAPITAL PARTNERS II, L.P.

                                            By:___________________________
                                               Name:
                                               Title:

                                            ------------------------------
                                               [                  ]


                                            ------------------------------
                                               [                ]

                                                                    Exhibit A to
                                                   Registration Rights Agreement

                                  Stockholders

Name                                                   Address

Genstar Capital                                      Metro Tower, Suite 1170
         Partners II, L.P.                           950 Tower Lane
                                                     Foster City, CA 94404-2121
                                                     (415) 286-2350
                                                     (415) 286-2383